[GRAPHIC OMITTED]

                               The State of Texas
                               SECRETARY OF STATE
IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                          PARALLAX ENTERTAINMENT, INC.
                              CHARTER #1418309-00

ARTICLES OF INCORPORATION                                       OCTOBER 10, 1996





                                    IN TESTIMONY  WHEREOF, I have herunto signed
                                    my  name   officially   and   caused  to  be
                                    impressed  hereon  the  Seal of  State at my
                                    office  in the  City of  Austin,  on July 7,
                                    1998.
[GRAPHIC OMITTED]
                                    /s/: Alberto R. Gonzales
                                    --------------------------------------------
                                           Alberto R. Gonzales
                                           Secretary of State

                            ARTICLES OF INCORPORATION

                                       of

                          PARALLAX ENTERTAINMENT, INC.

         I, the undersigned natural person, acting as an incorporator of a corporation (hereinafter referred to as the "Corporation") under the Texas Business Corporation Act, as amended (the "TBCA"), do hereby adopt the following Articles of Incorporation for the Corporation:

                                ARTICLE ONE: NAME
                                -----------------

         The name of the Corporation is Parallax Entertainment, Inc.

                              ARTICLE TWO: DURATION
                              ---------------------

         The Corporation's period of duration is perpetual.

                             ARTICLE THREE: PURPOSE
                             ----------------------

         The purpose for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the TBCA.

                     ARTICLE FOUR: PREEMPTIVE RIGHTS DENIED
                     --------------------------------------

         No holders of any shares of stock (whether now or hereafter authorized) of the Corporation shall, as such holders, have any preemptive or preferential right to receive, purchase, or subscribe for (i) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation;
(ii) any obligations, evidence of indebtedness, or other securities of the Corporation, whether convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe for, any such unissued or treasury shares; (iii) any right of subscription for or to receive, or any warrant or option for the purchase of any of the foregoing securities; or
(iv) any other securities that may be issued or sold by the Corporation, other than such right or rights (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine at any time or from time to time.

                               ARTICLE FIVE: STOCK
                               -------------------

         The Corporation is authorized to issue one class of shares to be designated as "common." The Corporation is authorized to issue a total number of 10,000,000 common shares, and the par value of each such share is $0.01.

                        ARTICLE SIX: COMMENCING BUSINESS
                        --------------------------------

         The Corporation will not commence business until it has received consideration for the issuance of its stock amounting to $1,000.00 in value consisting of money, labor done, or property actually received, or any combination thereof.

                              ARTICLE SEVEN: VOTING
                              ---------------------

         Except where otherwise provided in these Articles of Incorporation or Bylaws of the Corporation, the holders of the common stock shall have exclusive voting rights and powers at shareholders' meetings, including the exclusive right to notice of such shareholders' meetings.


                        ARTICLE EIGHT: CUMULATIVE VOTING
                        --------------------------------

         Cumulative voting for the election of directors is prohibited.

                        ARTICLE NINE: ADOPTION OF BYLAWS
                        --------------------------------

         The Board of Directors of the Corporation shall adopt the initial Bylaws of the Corporation and may thereafter alter, amend, or repeal the Bylaws of the Corporation or may adopt new Bylaws, subject to the shareholders' concurrent right to alter, amend, or repeal the Bylaws or to adopt new Bylaws. Any or all Bylaws altered, amended, repealed, or adopted by the shareholders shall not be altered, amended, re-enacted or repealed by the Board of Directors of the Corporation.

                         ARTICLE TEN: VOTING PERCENTAGES
                         -------------------------------

         Any action of the Corporation that, under the provisions of the TBCA, is required to be authorized or approved by the holders of two-thirds, or any other specified fraction that is in excess of one-half or any specified percentage that is in excess of 50%, of the outstanding shares of the Corporation shall, notwithstanding any such provision of the TBCA, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than 50% of the outstanding shares entitled to vote thereon represented in person or by proxy at an annual or special shareholders' meeting. Nothing contained in this Article Ten is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such authorization or approval is specifically required by the other provisions of these Articles of Incorporation, the Bylaws of the Corporation, or the TBCA. Any action that may be taken, or is required by the TBCA to be taken, at any annual or special meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote if a written consent or consents setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that otherwise would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and all of such shares were voted.

                       ARTICLE ELEVEN: INTERESTED PARTIES
                       ----------------------------------

         A contract or transaction between the Corporation and any other Person (as used herein the term "Person" shall mean an individual, firm, trust, estate, partnership, joint venture, association, corporation, political subdivision or instrumentality, or other entity) shall not be affected or invalidated by the fact that (i) any director, officer, or security holder of the Corporation is also a party to, or has a direct or indirect interest in, such contract or transaction; or (ii) any director, officer, or security holder of the Corporation is in any way connected with such other Person or with any of its officers or directors.

         Every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the bewnefit of himself or herself or of any Person in which he or she has any interest, whether or not the interested director's presence at a meeting or his or her vote or votes were necessary to obligate the Corporation in such transaction, if such interest shall have been disclosed to, or known to, the Corporation's directors or shareholders who shall have approved such transaction.

                         ARTICLE TWELVE: INDEMNIFICATION
                         -------------------------------

         The Corporation shall indemnify and hold harmless directors, officers, employees, and agents of the Corporation, and may purchase and may maintain liability insurance for such persons, as and to the extent permitted by the TBCA.

                      ARTICLE THIRTEEN: REPURCHASE OF STOCK
                      -------------------------------------

         The Corporation is authorized to purchase, directly or indirectly, its own shares of stock to the extent of the unreserved and unrestricted surplus available therefor, without submitting such purchase to a vote of the shareholders of the Corporation.

                      ARTICLE FOURTEEN: AUTHORITY TO BORROW
                      -------------------------------------

         The Board of Directors is expressly authorized, without the consent of the shareholders, except so far as such consent is herein or by law required, to issue and sell or otherwise dispose of, for any purpose, the Corporation's bonds, notes, debentures, or other securities or obligations, upon such terms and for such consideration as the Board of Directors shall deem advisable, and to authorize and cause to be executed mortgages, pledges, charges, and liens upon all or part of the real and personal property rights, interests, and franchises of the Corporation, including contract rights, whether at the time owned or thereafter acquired.

                    ARTICLE FIFTEEN: INITIAL OFFICE AND AGENT
                    -----------------------------------------

         The address of the initial registered office of the Corporation is 12830 Hillcrest, Suite 111, Dallas, Texas 75230, and the name of its initial registered agent at such address is Gust C. Kepler.

                       ARTICLE SIXTEEN: INITIAL DIRECTORS
                       ----------------------------------

         The number of directors constituting the initial Board of Directors of the Corporation is one, and the name and address of the person who is to serve as director until the first annual meeting of shareholders, and until his successor is elected and qualified, is:

                  NAME                                     ADDRESS
                  ----                                     -------

                  Gust C. Kepler                           12830 Hillcrest
                                                           Suite 111
                                                           Dallas, Texas 75230

                         ARTICLE SEVENTEEN: INCORPORATOR
                         -------------------------------

         The name and address of the incorporator is:

                  NAME                                    ADDRESS
                  ----                                    -------

                  Ray A. Balestri                         Block & Balestri, P.C.
                                                          15851 Dallas Parkway
                                                          Suite 1020
                                                          Dallas, Texas 75248

         IN WETNESS WHEREOF, I have executed this document as of the 10'(degree) day of October, 1996.
                                                   /s/: Ray A. Balestri
                                                   -----------------------------
                                                   Ray A. Balestri


                                 ACKNOWLEDGMENT
                                 --------------

STATE OF TEXAS

COUNTY OF DALLAS

         This instrument was acknowledged before me on the 9th day of October, 1996, by RAY A. BALESTRI.

                                                   /s/:Gayla Stewart
  (SEAL)                                           -----------------------------
GAYLA STEWART                                      Notary Public, State of Texas
MY COMMISSION  EXPIRES
September  23, 1998

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS

                                 in lieu of the

                             ORGANIZATIONAL MEETING

                                       of

                          PARALLAX ENTERTAINMENT, INC.
--------------------------------------------------------------------------------


         I, the undersigned, as the director named in the Articles of Incorporation of Parallax Entertainment, Inc., a Texas corporation (hereinafter referred to as the "Corporation"), hereby waive notice of the tune, place, date, and purpose of the organizational meeting of the Board of Directors of the Corporation and consent to and approve the following resolutions and each and every action effected thereby:

 1. ARTICLES OF INCORPORATION
    -------------------------

         RESOLVED, that the Articles of Incorporation that was submitted to and reviewed by the director of the Corporation and filed with and approved by the Secretary of State of the State of Texas is hereby accepted, ratified, and adopted as the Articles of Incorporation of the Corporation, and the Secretary of the Corporation is hereby directed to insert a copy of such Articles of Incorporation in the minute book of the Corporation.

 2. BYLAWS
    ------

         RESOLVED, that the Bylaws for the regulation of the affairs of the Corporation that were submitted to and reviewed by the director of the Corporation are hereby adopted as the Bylaws of the Corporation, and the Secretary of the Corporation is directed to insert a copy of the Bylaws in the minute book of the Corporation.

 3. MINUTE BOOK
    -----------

         RESOLVED, that the minute book that was submitted to and reviewed by the director of the Corporation is approved and adopted as the minute book of the Corporation, and the Secretary of the Corporation is directed to authenticate the minute book, to retain custody thereof, and to insert therein minutes of any meeting or other proceeding (or written waivers and consents to any such meeting or proceeding) of the shareholders and/or director of the Corporation and other appropriate records of the Corporation.

 4. CORPORATE SEAL
    --------------

         RESOLVED, that the corporate seal, an impression of which appears in the margin hereof is hereby approved and adopted as the form of seal of the Corporation, provided, however, that the use of such seal shall not be required upon, and shall not affect the validity o& any instrument issued or executed by the Corporation.

 5. STOCK CERTIFICATES
    ------------------

         RESOLVED, that the form of certificate representing the shares of common stock, $0.01 par value per share, of the Corporation that was submitted to and reviewed by the director of the Corporation, is hereby approved and adopted as the form of certificate representing such shares, and the Secretary of the Corporation is instructed to insert a specimen of the certificate in the minute book of the Corporation.

 6. ELECTION OF OFFICERS
    --------------------

         RESOLVED, that the following individuals are hereby elected to the offices of the Corporation set forth opposite their names, to serve as such until the first meeting of the director of the Corporation following the first annual meeting of the shareholders of the Corporation and their successors are elected and qualified, or until their removal from office:

                  Gust C. Kepler          Chairman of the Board, President,
                                          Chief Executive Officer, and Treasurer

                  William R Kepler        Vice President and Secretary

 7. COMPENSATION
    ------------

         RESOLVED, that until further action by the Board of Directors of the Corporation, the determination of the amount of salaries and any other compensation to be paid to the officers of the Corporation for their services is to be made by the President of the Corporation.

 8. BANK ACCOUNTS AND BORROWING
    ---------------------------

         RESOLVED, that the President is authorized to secure from such bank(s) as he deems appropriate printed certificates of resolutions prepared by such bank(s) authorizing officers to borrow and secure payment of obligations and/or designating said bank(s) as depository or depositories of the Corporation, to complete such certificates of resolutions in the manner prescribed by the bank(s), and to present such certificates of resolutions to the Board of Directors of the Corporation; and

         RESOLVED, that when and if each of such certificates of resolutions has been signed by the director of the Corporation and dated, the Secretary is directed to insert such certificate of resolutions in the minute book of the Corporation, at which time the resolutions set out within such certificate will be considered adopted by consent of the Board of Directors.

9. NUMBER OF DIRECTORS
   -------------------

         RESOLVED, that until further action by the Board of Directors or the shareholders of the Corporation, one director shall constitute the entire Board of Directors of the Corporation, until the next annual meeting of the shareholders of the Corporation and their successor, if any, is elected and qualified or until their removal from the Board of Directors.

10. ANNUAL SHAREHOLDERS MEETINGS
    ----------------------------

         RESOLVED,   that  the  annual  meeting  of  the   shareholders  of  the
         Corporation shall be held at a time and place to be set by the Board of Directors.

11. FISCAL YEAR
    -----------

         RESOLVED, that, until further action of the Board of Directors of the Corporation, the fiscal year of the Corporation shall be the calendar year.

12. ORGANIZATIONAL EXPENSES
    -----------------------

         RESOLVED, that the President is hereby authorized to pay all charges and expenses incident to and necessary for the organization of the Corporation and to reimburse any person who has made any disbursements therefor.

13. GENERAL
    -------

         RESOLVED, that the President is hereby authorized, empowered, and directed to sign, execute, certify to, verify, acknowledge, deliver, accept, file, and record any and all such instruments, agreements, and documents, and to take, or cause to be taken, any and all such action, in the name and on behalf of the Corporation or otherwise, as he shall, in his sole discretion, deem necessary or desirable and in the best interest of the Corporation in order to effect the purposes of the foregoing resolutions, and such officer's signature, or such actions taken by such officer, shall be conclusive evidence that such officer did deem the same to be necessary or desirable and in the best interest of the Corporation in order to effect such purposes, and the attestation of any instrument, agreement, or document by the Secretary of the Corporation shall not be required for the validity thereof.

     EXECUTED as of the 1st day of January, 1997.

                                               /s/: Gust C. Kepler
                                               ----------------------------
                                               Gust C. Kepler Sole Director
[Seal]